                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                SUPPLEMENTAL COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      1994     1993     1992
                                                     -------  -------  -------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE:
Earnings:
  Income from continuing operations................. $   929  $   720  $   293
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment, net of income tax
     (benefit)......................................       -       16     (108)
    Costs associated with discontinuance of health
     plan segment, net of income tax benefit........       -        -      (17)
  Extraordinary loss on extinguishment of debt, net
   of income tax benefit............................    (115)     (97)     (23)
  Cumulative effect on prior years of a change in
   accounting for income taxes......................       -        -       51
                                                     -------  -------  -------
      Net income.................................... $   814  $   639  $   196
                                                     =======  =======  =======
Shares used in the computation (in thousands):
  Columbia/HCA (prior to Healthtrust Merger):
    Weighted average common shares outstanding...... 346,219  334,160  301,921
    Dilutive effect of common stock equivalents.....   3,856    5,062   26,643
                                                     -------  -------  -------
    Columbia/HCA common and common equivalent
     shares......................................... 350,075  339,222  328,564
                                                     -------  -------  -------
  Healthtrust:
    Weighted average common shares outstanding......  87,507   81,141   81,386
    Dilutive effect of common stock equivalents.....   2,516    2,739    1,952
                                                     -------  -------  -------
    Healthtrust common and common equivalent shares.  90,023   83,880   83,338
    Merger exchange ratio...........................    0.88     0.88     0.88
                                                     -------  -------  -------
    Adjusted Healthtrust common and common
     equivalent shares..............................  79,220   73,814   73,337
                                                     -------  -------  -------
  Pooling adjustment:
    Healthtrust common shares held as an investment
     by Columbia/HCA................................       -        -   (8,549)
    Merger exchange ratio...........................    0.88     0.88     0.88
                                                     -------  -------  -------
    Pooling adjustment..............................       -        -   (7,523)
                                                     -------  -------  -------
      Shares used in earnings per common and
       common equivalent share computations......... 429,295  413,036  394,378
                                                     =======  =======  =======
Primary earnings per common and common equivalent
 share:
  Income from continuing operations................. $  2.16  $  1.75  $   .75
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment............................       -      .04     (.27)
    Costs associated with discontinuance of health
     plan segment...................................       -        -     (.05)
  Extraordinary loss on extinguishment of debt......    (.27)    (.24)    (.06)
  Cumulative effect on prior years of a change in
   accounting for income taxes......................       -        -      .13
                                                     -------  -------  -------
      Net income.................................... $  1.89  $  1.55  $   .50
                                                     =======  =======  =======

                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                SUPPLEMENTAL COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      1994     1993     1992
                                                     -------  -------  -------
FULLY DILUTED EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings:
  Income applicable to common stock................. $   929  $   720  $   293
  Interest addback on convertible securities, net of
   income taxes.....................................       2        3        2
                                                     -------  -------  -------
    Adjusted income applicable to common stock......     931      723      295
  Discontinued operations:
    Income (loss) from operations of discontinued
     health
     plan segment, net of income tax (benefit)......       -       16     (108)
    Costs associated with discontinuance of health
     plan segment, net of income tax benefit........       -        -      (17)
  Extraordinary loss on extinguishment of debt, net
   of income tax benefit............................    (115)     (97)     (23)
  Cumulative effect on prior years of a change in
   accounting
   for income taxes.................................       -        -       51
                                                     -------  -------  -------
      Net income.................................... $   816  $   642  $   198
                                                     =======  =======  =======
Shares used in the computation (in thousands):
  Columbia/HCA (prior to Healthtrust Merger):
    Weighted average common shares outstanding...... 346,219  334,160  301,921
    Dilutive effect of common stock equivalents and
     other
     dilutive securities............................   5,157    7,995   29,218
                                                     -------  -------  -------
    Columbia/HCA common and common equivalent
     shares......................................... 351,376  342,155  331,139
                                                     -------  -------  -------
  Healthtrust:
    Weighted average common shares outstanding......  87,507   81,141   81,386
    Dilutive effect of common stock equivalents and
     other
     dilutive securities............................   2,674    2,988    2,096
                                                     -------  -------  -------
    Healthtrust common and common equivalent shares.  90,181   84,129   83,482
    Merger exchange ratio...........................    0.88     0.88     0.88
                                                     -------  -------  -------
    Adjusted Healthtrust common and common
     equivalent shares..............................  79,359   74,033   73,464
                                                     -------  -------  -------
  Pooling adjustment:
    Healthtrust common shares held as an investment
     by Columbia/HCA................................       -        -   (8,549)
    Merger exchange ratio...........................    0.88     0.88     0.88
                                                     -------  -------  -------
    Pooling adjustment..............................       -        -   (7,523)
                                                     -------  -------  -------
      Shares used in earnings per common and
       common equivalent share computations......... 430,735  416,188  397,080
                                                     =======  =======  =======
Fully diluted earnings per common and common
 equivalent share:
  Income from continuing operations................. $  2.16  $  1.74  $   .74
  Discontinued operations:
    Income (loss) from operations of discontinued
     health
     plan segment...................................       -      .04     (.27)
    Costs associated with discontinuance of health
     plan segment...................................       -        -     (.04)
  Extraordinary loss on extinguishment of debt......    (.27)    (.23)    (.06)
  Cumulative effect on prior years of a change in
   accounting
   for income taxes.................................       -        -      .13
                                                     -------  -------  -------
      Net income.................................... $  1.89  $  1.55  $   .50
                                                     =======  =======  =======